EXHIBIT 4.2

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

by

LANDS’ END, INC.

as the Borrower and

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

and

FORTRESS CREDIT CORP.,

as Agent

Dated as of September 9, 2020

e

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Section 7.8	Modifications	28

Section 7.9	Litigation	28

Section 7.10	Third Party Consents	29

Section 7.11	Intellectual Property Filing	29

Section 7.12	Privacy and Security Laws	29

Section 7.13	Protection of Computer Systems	29

ARTICLE VIII CERTAIN PROVISIONS CONCERNING ACCOUNTS		30

Section 8.1	Legend	30

Section 8.1	Collection	30

ARTICLE IX Remedies		32

Section 9.1	Remedies	30

Section 9.2	Notice of Sale	32

Section 9.3	Waiver of Notice and Claims	32

Section 9.4	Certain Sales of Collateral	33

Section 9.5	No Waiver; Cumulative Remedies	34

Section 9.6	Grant of License	34

Section 9.7	Application of Proceeds	35

ARTICLE X MISCELLANEOUS		35

Section 10.1	Concerning the Agent	35

Section 10.2	Agent May Perform; Agent Appointed Attorney-in-Fact	36

Section 10.3	[Reserved.]	37

Section 10.4	Continuing Security Interest; Assignment	37

Section 10.5	Termination; Release	37

Section 10.6	Modification in Writing	37

Section 10.7	Notices	37

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SIGNATURES

EXHIBIT 1	Form of Securities Pledge Amendment
EXHIBIT 2	Form of Copyright Security Agreement
EXHIBIT 3	Form of Patent Security Agreement
EXHIBIT 4	Form of Trademark Security Agreement

SCHEDULE I	Intercompany Notes
SCHEDULE II	Filings, Registrations and Recordings
SCHEDULE III	Pledged Securities
SCHEDULE IV	Deposit Account Control Agreements

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GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT dated as of September 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by (i) LANDS’ END, INC., a Delaware corporation (the “Borrower”), and (ii) THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) AND THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of FORTRESS CREDIT CORP., in its capacity as administrative agent and collateral agent for the Credit Parties (as defined in the Credit Agreement defined below) pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”).

R E C I T A L S :

A.The Grantors, the Agent, and the other Lenders party thereto, among others, have, in connection with the execution and delivery of this Agreement, entered into that certain Term Loan Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.The Grantors will receive substantial benefits from the execution, delivery and performance of the Obligations and each is, therefore, willing to enter into this Agreement.

C.This Agreement is given by each Grantor in favor of the Agent, for the benefit of the Credit Parties, to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

D.It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each Grantor execute and deliver the applicable Loan Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1Definitions.

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(a)Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)The following terms shall have the following meanings:

“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in SECTION 3.1 hereof.

“Computer Systems” means software, computer firmware, computer hardware, computer or information technology systems, electronic data processing systems or networks, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Section 7 of the Perfection Certificate), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” shall mean each Grant of Security Interest in Copyrights executed and delivered by Grantors, or any of them, and the Agent, in substantially the form of Exhibit 2.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States or any

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other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the registrations and applications listed in Section 7 of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) the right to obtain all renewals, supplements and extensions thereof, (iii) income, fees, royalties, proceeds, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Deposit Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Agent with respect to the obtaining of control for the purposes of perfection of any Deposit Account of a Grantor.

“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” shall mean deposit accounts solely for the purposes of payroll, trust, and tax withholding funded in the ordinary course of business, so long as no other amounts are deposited or maintained in such accounts; provided, that, notwithstanding anything to the contrary, other than in the case of a Term Loan Priority Account, no Control Agreement shall be required for (a) accounts with amounts on deposit which do not exceed $50,000 (or its equivalent in other currencies) in the aggregate and (b) zero balance accounts so long as with respect to such accounts Grantors shall not maintain an amount greater than $1,000,000 (or its equivalent in other currencies) in the aggregate at any time outstanding, unless, in each case, there shall be a control agreement entered in favor of the ABL Agent pursuant to the terms of the ABL Loan Documents.

“Excluded Property” shall mean the following:

(a)any license, permit, lease, contract or other agreement or instrument held by any Grantor if the grant of a security interest in such license, permit, lease, contract or other agreement or instrument shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or result in such Grantor’s loss of use of such asset or (B) a breach or termination (or any right of termination) pursuant to the terms of, or a default under, any such license, permit, lease, contract or other agreement or instrument (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable Law or principles of equity);

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(b)any assets or property to the extent the creation of a security interest therein or thereon is prohibited by applicable Law or by an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation of or in connection with the acquisition of such assets (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity);

(c)any intent-to-use trademark applications prior to the filing and acceptance of a verified “Statement of Use” or “Amendment to Allege Use” with respect thereto, or any other application for a trademark registration that would otherwise be deemed invalidated, unenforceable, cancelled or abandoned due to the grant of a Lien thereon unless and until such time as the grant of such Lien will not affect the validity of such application for trademark registration;

(d)other than with respect to the Specified Foreign Subsidiaries, (x) Equity Interests in excess of 65% of the Equity Interests of any Foreign Subsidiary or any FSHCO and (y) Equity Interests in any Subsidiary of any Foreign Subsidiary or FSHCO, in each case, to the extent the Agent and Borrower mutually determine the cost, burden, difficulty and/or adverse consequence (including adverse tax consequence) of obtaining such a security interest would outweigh the benefit to the Lenders (the “Adverse Consequence Condition”); provided, that, this clause (d) shall not apply with respect to any Person that is not an Excluded Subsidiary; provided, further that until the six-month anniversary of the Closing Date, the Adverse Consequence Condition shall be deemed met with respect to the Equity Interests in Lands’ End (HK) Limited, but thereafter the Adverse Consequence Condition shall not be met unless such mutual determination is actually made by the Agent and Borrower with respect thereto;

(e)[reserved];

(f)any specifically identified asset with respect to which the Agent has confirmed in writing to the Grantors its reasonable determination, in consultation with the Borrower, that the costs or other consequences (including adverse tax consequences) of providing a security interest is excessive in view of the practical benefits to be obtained by the Credit Parties; and

(g)property owned by any Grantor that is subject to a purchase money Lien or Capital Lease Obligations permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or the document providing for such Capital Lease Obligations) prohibits, or requires the consent of any Person other than the Grantors which has not been obtained as a condition to, the creation of any other Lien on such property; provided further that the exclusions referred to in this clause shall not include any Proceeds of such agreement or property;

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provided further that the exclusions referred to in this clause shall not apply to the extent pledged in respect of obligations under the ABL Facility; and

(h)Equity Interests in any Subsidiary of any Grantor (other than a Wholly-Owned Subsidiary) acquired after the Closing Date to the extent the grant of a security interest pursuant to this Agreement is prohibited by the terms of the Organization Documents or any joint venture agreement of such Subsidiary and such prohibition (a) existed at the time such Subsidiary was acquired and (b) was not created in anticipation or contemplation thereof; provided that the exclusions referred to in this clause (h) shall not apply to the extent pledged in respect of obligations under the ABL Facility; provided, further, that the other holders of such Equity Interests are not Affiliates of such Grantor;

provided, however, that in each case described in clauses (a) and (b) of this definition, such property shall constitute “Excluded Property” only to the extent and for so long as such license, permit, lease, contract, agreement, instrument or applicable Law or contractual obligation validly prohibits the creation of a Lien on such property in favor of the Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”; provided further, that “Excluded Property” shall not include the right to receive any proceeds arising therefrom or any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property); provided, further, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, no mortgage shall be required other than with respect to Material Real Estate.

“FSHCO” shall mean any Subsidiary that owns no material assets other than direct or indirect ownership of Equity Interests or Indebtedness in one or more Foreign Subsidiaries.

“Grantor” shall have the meaning assigned to such term in the Preamble hereof.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges in and to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including, without limitation, the Patents, Trademarks, Copyrights, and all know-how, trade secrets, designs, customer and supplier lists, proprietary information, inventions (whether or not patentable), methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, blueprints, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

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“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes described on Schedule I hereto and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“IP Licenses” shall mean, collectively, the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.

“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with any other Person with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright or other intellectual property, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and amendments thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future breach or violations thereof, (iii) rights to sue for past, present and future breach or violations thereof and (iv) IP Licenses.

“Original Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Owned Intellectual Property” means all of the Intellectual Property owned, or purported to be owned, by a Loan Party or any Subsidiary of a Loan Party.

“Patent License” shall mean all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Section 7 of the Perfection Certificate.

“Patent Security Agreement” shall mean each Grant of Security Interest in Patent Rights executed and delivered by Grantors, or any of them, and the Agent, in substantially the form of Exhibit 3.

“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all patent applications made by such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents and patent applications listed in Section 7 of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any of the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) all rights to obtain any reissues, divisions, continuations, extensions and continuations-in-part thereof, (iv) income, fees, royalties, proceeds, damages, claims and payments now or hereafter due and/or payable thereunder and with   respect

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thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain Perfection Certificate dated as of the Closing Date, executed and delivered by each Grantor in favor of the Agent for the benefit of the Credit Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the applicable Grantor in favor of the Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of a Joinder Agreement executed in accordance with Section 6.11 of the Credit Agreement, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

“Privacy and Security Laws” means all applicable Laws concerning data protection, privacy, security or other similar Laws (including any security breach notification requirements), and including HIPAA, HITECH, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, state Social Security number protection Laws, state data breach notification Laws, state consumer protection Laws, and the EU General Data Protection Regulation and any laws of a member state of the European Economic Area supplementing said regulation, together with all regulations with respect thereto.

“Pledge Amendment” shall have the meaning assigned to such term in SECTION 4.1 hereof.

“Pledged Securities” shall mean (except, in each case, to the extent constituting Excluded Property), collectively, with respect to each Grantor, all Equity Interests held by such Grantor in any issuer now existing or hereafter acquired or formed, including, without limitation, all Equity Interests described in Schedule III hereof, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer under the Organization Documents of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and all other Investment Property owned by such Grantor.

“Secured Obligations” shall mean the Obligations (as defined in the Credit Agreement).

“Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Agent with respect to the obtaining of control for purposes of perfection of any Securities Account of a Grantor.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Intercompany Notes.

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“Specified Foreign Subsidiaries” means each of Lands’ End Canada Outfitters ULC, Lands’ End Japan KK, Lands’ End GmbH, and Lands’ End Europe Limited.

“Trademark License” shall mean any written agreement providing for the grant by or to any Grantor of any license right to use any Trademark, including, without limitation, any of the foregoing referred to in Section 7 of the Perfection Certificate.

“Trademark Security Agreement” shall mean each Grant of Security Interest in Trademark Rights executed and delivered by Grantors, or any of them, and the Agent, in substantially the form of Exhibit 4.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common Law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Section 7 of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any of the foregoing, (ii) the right to obtain all extensions and renewals thereof, (iii) income, fees, royalties, proceeds, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements, dilution or violation thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilution or violation thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non- perfection or availability of such remedy, as the case may be.

Section 1.2Interpretation.   The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.

Section 1.3Perfection Certificate. The Agent and each Grantor agree that the Perfection Certificate, and all schedules, amendments, restatements and supplements thereto are and shall at all times remain a part of this Agreement.

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ARTICLE II

GUARANTY

Section 2.1Guaranty.

Each Grantor (other than the Borrower) irrevocably and unconditionally guaranties, jointly with the other Grantors and severally, to the Agent, for its benefit and the benefit of the other Credit Parties, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by the Borrower and each other applicable Loan Party of all Obligations, including all such Obligations which shall become due but for the operation of any Debtor Relief Law. The Borrower irrevocably and unconditionally guaranties as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by the Borrower and each other applicable Loan Party of all Obligations, including all such Obligations which shall become due but for the operation of any Debtor Relief Law. Each Grantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Agreement notwithstanding any extension or renewal of any Obligation.

Section 2.2Obligations Not Affected.

To the fullest extent permitted by applicable Law, each Grantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Obligations, and also waives notice of acceptance of this guaranty, notice of protest for nonpayment and all other notices of any kind. To the fullest extent permitted by applicable Law, the obligations of each Grantor hereunder shall not be discharged or impaired or otherwise affected by (a) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, any other Loan Document or any other agreement delivered or given in connection herewith or therewith, with respect to any Loan Party or with respect to the Obligations, (b) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Agent or any other Credit Party, or (c) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party.

Section 2.3Security.

Each of the Grantors hereby acknowledges and agrees that the Agent, for and on behalf of the Credit Parties, may (a) take and hold security for the payment of this guaranty and the Obligations and, subject to the limitations contained herein and in the other Loan Documents, exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine (subject to any limitations contained herein and in the other Loan Documents), and (c) release or substitute any one or more endorsees, the Borrower or other obligors, in each case without affecting or impairing in any way the liability of any Grantor hereunder.

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Section 2.4Guaranty of Payment.

Each of the Grantors further agrees that this guaranty constitutes a guaranty of payment and performance when due of all Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Agent or any other Credit Party to any of the Collateral or other security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Credit Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Obligations. Any payment required to be made by the Grantors hereunder may be required by the Agent or any other Credit Party on any number of occasions and shall be payable to the Agent, for the benefit of the Agent and the other Credit Parties, in the manner provided in the Credit Agreement.

Section 2.5No Discharge or Diminishment of Guaranty.

The obligations of each Grantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations (in accordance with Section 1.2(d) of the Credit Agreement)), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than the defense of payment in full in cash of the Obligations (in accordance with Section 1.2(d) of the Credit Agreement)). Without limiting the generality of the foregoing, the Obligations of each Grantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, the Credit Agreement, any other Loan Document or any other agreement delivered or given in connection herewith or therewith, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Grantor or that would otherwise operate as a discharge of any Grantor as a matter of law or equity (other than a written release of such Grantor from the Agent in accordance with the terms of the Loan Documents or the payment in full in cash of the Obligations).

Section 2.6Information.

Each of the Grantors assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Grantor assumes and incurs hereunder, and agrees that none of the Agent or the other Credit Parties will have any duty to advise any of the Grantors of information known to it or any of them regarding such circumstances or risks.

Section 2.7Subordination.

Upon payment by any Grantor of any Obligations, all rights of such Grantor against any other Grantor arising as a result thereof by way of right of subrogation, contribution,

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reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all of the Obligations (in accordance with Section 1.2(d) of the Credit Agreement) and the termination of the Commitments. If any amount shall erroneously be paid to any Grantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.

Section 2.8Maximum Liability.

Each Grantor, and by its acceptance of this guarantee, each Agent and each other Credit Party hereby confirms that it is the intention of all such persons that this guarantee and the Obligations of each Grantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Secured Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Credit Parties and the Grantors hereby irrevocably agree that the Obligations of each Grantor under this guarantee at any time are limited to the maximum amount as will result in the Secured Obligations of such Grantor under this guarantee not constituting a fraudulent transfer or conveyance. If any payment shall be required to be made to any Credit Party under this Agreement, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Borrower so as to maximize the aggregate amount paid to the Credit Parties under or in connection with the Loan Documents.

Section 2.9Obligations Absolute.     All   Obligations   of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(b)any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c)any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(d)any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

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(e)any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 10.6 hereof; or

(f)any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than the termination of this Agreement in accordance with SECTION 10.5 hereof).

ARTICLE III

GRANT OF SECURITY

Section 3.1Grant of Security Interest.

As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Agent for its benefit and for the benefit of the other Credit Parties, a lien on and security interest in all of the following property of such Grantor, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Goods, including Equipment, Inventory and Fixtures;

(iii)	all Contracts, Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property and IP Licenses;

(viii)	all Commercial Tort Claims, including, without limitation, those described in Section 8 of the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Collateral;

(xiii)	all cash, Permitted Cash Equivalents and other assets that now or hereafter come into the control of the Agent or any Credit Party; and

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(xiv)

to the extent not covered by clauses (i) through (xiii) of this sentence, all other goods and personal property of such Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty, and all indemnities, warranties, collateral security and guarantees payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above or otherwise, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

Section 3.2Secured Obligations.   This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

Section 3.3Security Interest.  (a)  Each  Grantor hereby irrevocably authorizes the Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” or words of similar effect and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Agent promptly upon request.

(b)Each Grantor hereby ratifies its prior authorization for the Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(c)Each Grantor hereby further authorizes the Agent to file Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable (or any successor office or any similar office or agency of the United States, any State thereof or, upon prior written notice, with respect to material Intellectual Property registered in any other country or political subdivision thereof (as mutually determined by the Agent and Borrower after taking into account the cost (including legal fees), burden, difficulty and/or adverse consequence (including adverse tax consequence) of making such filing, on the one hand, in relation to the benefit to the Lenders of making such filing, on the other) such other country or political subdivision thereof, or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the

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security interest granted by such Grantor hereunder in any Intellectual Property constituting Collateral, without the signature of such Grantor, and naming such Grantor, as debtor, and the Agent, as secured party.

ARTICLE IV

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF COLLATERAL

Section 4.1Delivery  of  Certificated  Securities Collateral. Subject to the ABL Intercreditor Agreement, each Grantor represents and warrants that, subject to Section 6.15 of the Credit Agreement, all certificates or instruments representing or evidencing any certificated Securities Collateral in existence on the Closing Date have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent has a perfected security interest therein, in each case prior and superior in right to any other Lien (other than Permitted Encumbrances which by operation of Law or the ABL Intercreditor Agreement (or any other intercreditor agreement entered into by the Agent) would have priority to the Liens securing the Obligations). Subject to the ABL Intercreditor Agreement, each Grantor hereby agrees that all certificates or instruments representing or evidencing certificated Securities Collateral acquired by such Grantor after the Closing Date, shall promptly (and in any event within ten (10) Business Days) (or such additional time as the Agent may agree in its sole discretion)) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Agent pursuant hereto, together with a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral. It is acknowledged and agreed by the Agent, on behalf of the Credit Parties, that delivery of the Intercompany Note, duly endorsed in blank, by each Grantor holding shall satisfy the requirements of this Section 4.1 with respect to all intercompany obligations payable by another Grantor. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer or to register to in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank. Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default, the Agent shall have the right to cause any Grantor to register (and, in the event the Agent so elects, such Securities Collateral shall be automatically deemed to be registered) the

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Securities Collateral in the name of the Agent or its nominee, and whether or not such registration in fact occurs, upon the occurrence of an Event of Default, the Agent or its nominee shall be entitled to exercise all rights granted pursuant to this Agreement with respect to such Securities Collateral as if it were the absolute owner thereof in accordance with the terms of this Agreement and the other Loan Documents.

Section 4.2Perfection of Uncertificated  Securities Collateral. Each Grantor represents and warrants that the Agent has a perfected security interest, in each case prior and superior in right to any other Lien (other than Permitted Encumbrances which by operation of Law or the ABL Intercreditor Agreement would have priority to the Liens securing the Obligations), in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the Closing Date (to the extent that a security interest therein can be perfected by the filing of an appropriate UCC-1 financing statement) and that, in the case of any Pledged Securities issued by a Grantor or any wholly-owned Subsidiary thereof, (i) the applicable Organization Documents of such Grantor or such wholly-owned Subsidiary do not require the consent of the other shareholders, members, partners or other Person to permit the Agent or its designee to be substituted, following the occurrence and during the continuation of an Event of Default, for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto or (ii) to the extent such consent is required, it has been granted in accordance with the applicable Organization Documents (and each Grantor hereby consents in respect of any Pledged Securities pledged by such Grantor, to the extent permitted by such Organization Documents, to such substitution, effective following the occurrence and during the continuation of an Event of Default).

Section 4.3Financing Statements  and  Other Filings; Maintenance of Perfected Security Interest.

(a)Each Grantor represents and warrants that the security interests granted pursuant to this Agreement will, upon completion of the filings and other actions specified on Schedule II hereto (which, in the case of all filings and other documents referred to on said Schedule, have been or will be delivered to the Agent in completed and, if applicable, duly executed form in accordance with the Credit Agreement and the other Loan Documents) constitute legal and valid perfected security interests in favor of the Agent, for the benefit of the Credit Parties, in each case prior and superior in right to any other Lien (other than Permitted Encumbrances), as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor, in (i) all Collateral, Liens in which can be perfected by the filing of an appropriate UCC-1 financing statement and (ii) all registered Intellectual Property identified in Section 7 of the Perfection Certificate, to the extent that Liens therein can be perfected by filing of a security agreement with the United States Patent and Trademark Office or the United States Copyright Office. Each Grantor further represents and warrants that the security interests granted pursuant to this Agreement in Deposit Accounts and Securities Accounts or cash and cash equivalents contained therein will constitute legal and valid perfected security interests in favor of the Agent, for the benefit of the Credit Parties, as collateral security for the Obligations, enforceable

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in accordance with the terms hereof against all creditors of such Grantor upon the entry by the applicable parties into appropriate Control Agreements, in any case to the extent required by the Loan Documents. Each Grantor agrees that at the sole cost and expense of the Grantors, and without limiting any of the other provisions of this Agreement (including, without limitation, SECTION 3.3 hereof), at any time and from time to time, upon the written request of the Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Loan Documents and the rights and powers herein and therein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other applicable Laws) and, to the extent applicable, the execution and delivery of Control Agreements, endorsements and intellectual property agreements or instruments to be filed with the United States Patent and Trademark Office or the United States Copyright Office or, subject to the considerations set forth in SECTION 3.3(c), any similar office or agency in any other country or any political subdivision thereof, as applicable, all in form reasonably satisfactory to the Agent and in such offices as the Agent may reasonably request.

(b)Notwithstanding anything in this Agreement to the contrary, other than the filing of a UCC financing statement or the filing of Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable (or any successor office or any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof) (i) no actions shall be required to perfect the security interest granted hereunder in Letter-of-Credit Rights having a nominal value of $500,000 or less individually, (ii) no actions shall be required to perfect the security interest granted hereunder in any motor vehicles and other assets subject to certificates of title and (iii) no actions shall be required to perfect the security interest granted hereunder in any Commercial Tort Claims having a nominal value of $500,000 or less individually. In addition, to the extent that any security interest intended to be created hereunder in property of the type described in clauses (i), (ii) or (iii) of this clause (b) is not valid and binding, no Grantor shall be found to be in breach of this Agreement or any of its obligations hereunder by virtue thereof, notwithstanding any other provisions herein to the contrary.

Section 4.4Other Actions.  Each Grantor represents,   warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:

(a)Instruments and Tangible Chattel Paper. As of the Closing Date, no amount payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than (a) such Instruments and Tangible Chattel Paper listed in Section 6 of the Perfection Certificate and (b)

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Instruments and Tangible Chattel Paper with a face value equal to or less than $250,000 individually or $1,000,000 in the aggregate as to all such Instruments held by or payable to any Grantor. If any amount payable (other than by another Grantor, in which case there shall not be any minimum required amount; provided that delivery of the Intercompany Note, duly endorsed in blank, by the Grantor holding any such Instrument or Tangible Chattel Paper shall satisfy the requirements of this clause (a) with respect to all Instruments and Tangible Chattel Paper payable by another Grantor or Restricted Subsidiary) under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper that equals or exceeds $250,000 individually, the Grantor acquiring such Instrument or Tangible Chattel Paper shall, subject to the ABL Intercreditor Agreement, within ten (10) Business Days following the date of such Collateral arising or being acquired (or such later date as the Agent may in its sole discretion agree) endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may reasonably request from time to time, in a manner reasonably satisfactory to the Agent, to be held for the benefit of the Credit Parties, as Collateral under this Agreement. Each Grantor further represents and warrants that the security interests granted pursuant to this Agreement upon the possession of such Instruments, Tangible Chattel Paper or Intercompany Notes will, subject to Permitted Encumbrances, (i) constitute a legal and valid perfected security interest in favor of the Agent, for the benefit of the Credit Parties, as Collateral for the Obligations, and (ii) (A) be enforceable in accordance with the terms hereof against all creditors of such Grantor and (B) be the only Lien on such Collateral except for Permitted Encumbrances, which, pursuant to the terms of the Credit Agreement, are permitted to have priority over the Agent’s Liens thereon. Each of the Intercompany Notes issued by any Subsidiary of any Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)Investment Property.    (i) (1) As of the Closing Date, it has no Securities Accounts other than those listed in Section 9 of the Perfection Certificate, (2) as of the Closing Date, it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those listed in Schedule III hereto, and other than those constituting Excluded Property, (3) as of the Closing Date, it has no other Investment Property other than as set forth in the Perfection Certificate and (4) within sixty (60) days following the Closing Date (as such time period may be extended by the Agent in its sole discretion), it shall enter into and deliver to the Agent a duly authorized, executed and delivered Securities Account Control Agreement with respect to each Securities Account listed in Section 9 of the Perfection Certificate, if any. Except with respect to the Securities Accounts described in this clause (i) and any Securities Accounts established hereafter in accordance with clause (iii) below, no Grantor has any Securities Accounts. In the

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case of each Grantor which is an issuer of Investment Property, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 9.1 and 9.4 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section

9.1 with respect to the Investment Property issued by it.

(ii)No Grantor shall hereafter establish and maintain any Securities Account, unless such Grantor shall have delivered a Control Agreement to the Agent with respect to such Securities Account within sixty (60) days (or such additional time as agreed by the Agent in its sole discretion) of establishing such Securities Account. The Agent agrees with each Grantor that the Agent shall not give any entitlement orders or instructions or directions to Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor with respect to any Securities Account, unless an Event of Default has occurred and is continuing.

(iii)As between the Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether maintained as a security entitlement or deposit by, or subject to the control of, the Agent (subject to the reasonable care requirement set forth in SECTION 10.1(ii) and provided that upon any loss of Investment Property or Pledged Securities in the possession of the Agent, the Agent shall provide the applicable Grantor a reasonable and customary loss affidavit), a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this SECTION 4.4(b) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable Law. In the event that, following the occurrence and continuation of an Event of Default, any Grantor shall fail to make any payment of any Claims or customary fees with respect to any Pledged Securities, the Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Agent for all costs and expenses incurred by the Agent under this SECTION 4.4(b) and under Section 10.4 of the Credit Agreement.

(c)Electronic Chattel Paper and Transferable Records. As of the Closing Date no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable with a face value equal to or less than $500,000 individually under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall within ten (10) Business Days (or such additional time as agreed by the Agent in its sole discretion) after obtaining any such asset notify the Agent thereof and, at the written request (e-mail to suffice) and sole option of the Agent, subject to the ABL Intercreditor Agreement, vest in the Agent control under UCC Section 9-105 or the Uniform Commercial Code of any other relevant

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jurisdiction, of such Electronic Chattel Paper, control, under Section 7-106 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures that will not result in the Agent’s loss of control (other than in the case of a Permitted Disposition or Permitted Investment), for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105, UCC Section 7-106 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d)Commercial Tort Claims. As of the Closing Date it holds no Commercial Tort Claims having a nominal value in excess of $500,000 individually other than those listed in Section 8 of the Perfection Certificate. On each date on which a Compliance Certificate is required to be delivered pursuant to the Credit Agreement, each Grantor shall notify the Agent in writing signed by such Grantor of any Commercial Tort Claim acquired by such Grantor and not previously identified to the Agent having a nominal value in excess of $500,000 individually, providing the Agent an amended or supplemented Section 8 to the applicable Perfection Certificate including the brief details of such Commercial Tort Claim and upon delivery thereof to the Agent, such Grantor shall be deemed to thereby grant to the Agent a security interest in such Commercial Tort Claim. Each Grantor further represents and warrants that upon the completion of all other actions specified herein, the security interests granted pursuant to this Agreement in Commercial Tort Claims will, subject to Permitted Encumbrances, (i) constitute a legal and valid perfected security interest in favor of the Agent, for the benefit of the Credit Parties, as Collateral for the Obligations, and (ii) (A) be enforceable in accordance with the terms hereof against all creditors of such Grantor and (B) be the only Lien on such Collateral except for Permitted Encumbrances, which, pursuant to the terms of the Credit Agreement, are permitted to have priority over the Agent’s Liens thereon.

(e)Deposit Accounts. (i) (1) As of the date hereof, it has no Deposit Accounts other than those listed in Schedule 9 to the Perfection Certificate, and (2) within sixty (60) days following the Closing Date (as such time period may be extended by the Agent in its sole discretion), it shall enter into and deliver to the Agent a duly authorized, executed and delivered Deposit Account Control Agreement as set forth on Schedule IV hereto.

(ii) No Grantor shall hereafter establish and maintain any Deposit Account (other than an Excluded Account and subject to the proviso thereof), unless

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such Grantor shall have delivered a Deposit Account Control Agreement to the Agent with respect to such Deposit Account within sixty (60) days (or such additional time as agreed by the Agent in its sole discretion) of establishing such Deposit Account. The Agent agrees with each Grantor that the Agent shall not give any entitlement orders or instructions or directions to the applicable deposit bank, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor with respect to any Deposit Account, unless an Event of Default has occurred and is continuing.

(f)Letter of Credit Rights. If any Grantor is, now or at any time hereafter, a beneficiary under a letter of credit (other than a letter of credit that is a “supporting obligation” (as defined in Section 9-102 of the UCC)) having a face amount of $500,000 or more in any one instance, such Grantor shall, within five (5) Business Days after obtaining any such asset (or such additional time as agreed by the Agent in its sole discretion), notify the Agent thereof and, at the written request and option of the Agent (e-mail to suffice), subject to the ABL Intercreditor Agreement, promptly and pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (1) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Agent of the proceeds of the letter of credit, or (2) arrange for the Agent to become the transferee beneficiary of the letter of credit.

Section 4.5Supplements;  Further  Assurances.  Each Grantor shall take such further actions, and promptly execute and deliver to the Agent such additional assignments, agreements, grants, supplements, powers and instruments, as the Agent may reasonably request in order to grant, perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Agent or permit the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, which shall in any case include, but shall not be limited to: (a) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (b) filing or reasonably cooperating with the Agent in filing any forms or other documents reasonably required to be recorded with the United States Patent and Trademark Office or the United States Copyright Office or, subject to the considerations set forth in SECTION 3.3(c), any similar office or agency in any other country or any political subdivision thereof, (c) at the Agent’s reasonable request, transferring such Grantor’s Collateral to the Agent’s possession to the extent required hereunder or under other Loan Documents,   and upon the Agent’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of the Agent’s security interest in, or claim in or under, any policy of insurance. If an Event of Default has occurred and is continuing, the Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors. The Grantors and the Agent acknowledge that this Agreement is intended to grant to the Agent for the benefit of the Credit Parties a security interest

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in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

Section 4.6Certificates of Limited Liability Companies and Limited Partnerships. Any limited liability company and any partnership controlled by any Grantor shall either (a)(i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the UCC and (ii) not certificate such Equity Interests, or (b) certificate any Equity Interests in any such limited liability company or such partnership that includes in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the UCC. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be promptly delivered to the Agent pursuant to, and to the extent required by, this Agreement and the other Loan Documents.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to, and without limitation of, each of the representations, warranties and covenants set forth in the Credit Agreement and the other Loan Documents, each Grantor represents, warrants and covenants as follows:

Section 5.1Representations and Covenants in the Credit Agreement. (a) In the case of each Grantor that is not a signatory to the Credit Agreement, all representations and warranties set forth in Article V of the Credit Agreement which relate to or are contemplated to be made by any Loan Party, Guarantor, Subsidiary of a Loan Party or any other Loan Party that is a Grantor, are hereby incorporated herein by reference, are true and correct in all material respects as of the date on which such representations and warranties are made or deemed made pursuant to the Credit Agreement (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and provided that any representation or warranty that, by its terms, is qualified as to “materiality”, “Material Adverse Effect” or similar language, shall be true and correct in all respects in accordance with its terms on such respective dates), and each Credit Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b) Each Grantor that is not a signatory to the Credit Agreement hereby agrees and covenants to (a) do each of the things set forth in the Credit Agreement that a Loan Party agrees and covenants to do and/or that a Loan Party agrees and covenants to cause its Subsidiaries and/or any other Grantor to do, and (b) not do each of the things set forth in the Credit Agreement that a Loan Party agrees and covenants not to do and/or that a Loan Party agrees and covenants to cause its Subsidiaries and/or any other Grantor not to do, in each case, fully as though such Grantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

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Section 5.2Title.  No financing statement or other public notice or record of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent pursuant to this Agreement or Permitted Encumbrances.

Section 5.3Limitations on Liens; Defense of Claims; Transferability of Collateral. Except for the security interest granted to the Agent for the benefit of the Credit Parties pursuant to this Agreement and the other Permitted Encumbrances, each Grantor has good and valid rights in and title to, and owns each item of the Collateral free and clear of any and all Liens or claims of others. Each Grantor shall not take any action to terminate the security interests created or permitted hereunder other than upon the occurrence of the termination of this Agreement or pursuant to transactions permitted by the Credit Agreement and shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Agent or any other Credit Party other than Permitted Encumbrances.

Section 5.4Chief Executive Office;  Change  of Name; Jurisdiction of Organization. (a) As of the date hereof, the exact legal name, type of organization, jurisdiction of organization, federal taxpayer identification number, organizational identification number or equivalent (if any) and chief executive office of such Grantor is indicated next to its name in Section 1 to the Perfection Certificate. Except to the extent permitted under the Credit Agreement, such Grantor will not, without seven (7) Business Days prior written notice to the Agent (or such shorter or longer period as the Agent may agree in its sole discretion) (together with copies of the Organization Documents (including certified copies with respect to the certificate or articles of incorporation) and an amended or supplemented Section 1 to the Perfection Certificate) change any of the type of information in the preceding sentence.

(b) The Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in Section 6.13 of the Credit Agreement (provided that the Grantors shall be under no obligation to deliver any such opinions). If any Grantor fails to provide information to the Agent about such changes on a timely basis, the Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Grantor’s property constituting Collateral, for which the Agent needed to have information relating to such changes. The Agent shall have no duty to inquire about such changes if any Grantor does not inform the Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Agent to search for information on such changes if such information is not provided by any Grantor.

Section 5.5Reserved.

Section 5.6Due Authorization and Issuance. All of the Pledged Securities issued by any Grantor or any wholly-owned Subsidiary thereof have been, and to the extent any Pledged Securities are hereafter issued, such shares or other equity interests issued by

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any Grantor or any wholly-owned Subsidiary thereof will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non- assessable.

Section 5.7Consents. Following the occurrence and during the continuation of an Event of Default, if the Agent desires to exercise any remedies or consensual rights or attorney-in-fact powers set forth in this Agreement and reasonably determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 5.8Insurance. Such  Grantor  shall  maintain  or shall cause to be maintained such insurance as is required pursuant to Section 6.7 of the Credit Agreement. Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto (it being understood and agreed that after the occurrence and during the continuance of an Event of Default, such Grantor shall remit to the Agent any such proceeds of insurance policies as and to the extent required by the Credit Agreement). (A) Upon an Event of Default that is continuing, or (B) in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 6.7 of the Credit Agreement or to pay any premium in whole or in part relating thereto, to the extent required by Section 6.7 of the Credit Agreement, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable; provided, that, in the case of clause (B), the Agent shall provide five (5) Business Days’ prior written notice from the Agent to the Grantors before taking any such action. All sums disbursed by the Agent in connection with this SECTION 5.8, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Secured Obligations secured hereby to the extent, and in accordance with, Section 10.4 of the Credit Agreement.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

Section 6.1Reserved.

Section 6.2Voting Rights; Distributions; etc.

(i)So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights

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pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations. The Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 6.2(i).

(ii)Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 6.2(i) hereof without any action (including any obligation to register such rights or any requirement in any organizational documents to recognize any such rights) or the giving of any notice (other than notice suspending such rights with respect to any Securities Collateral) shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 6.2(i). After such Event of Default is no longer continuing, all rights of the Agent to exercise voting or other consensual rights pursuant to this SECTION 6.2(ii) shall immediately cease, and each Grantor shall immediately have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 6.2(i) hereof.

(iii)So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement. The Agent shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 6.2(iii).

(iv)Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 6.2(iii) hereof shall cease and, subject to the ABL Intercreditor Agreement, all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(v)Each Grantor hereby grants to the Agent or its nominee, on behalf of the Lenders, an irrevocable proxy, coupled with an interest, to exercise any and all voting, consent, corporate and other rights relating to such Grantor’s Securities Collateral as contemplated in, and permitted by, the foregoing provisions of this Section 6.2. Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments, including further evidence of such irrevocable proxy or such other irrevocable proxies, as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights

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which it may be entitled to exercise pursuant to SECTION 6.2(ii) hereof and to receive all Distributions which it may be entitled to receive under SECTION 4.1 and SECTION 6.2(iv) hereof (it being understood that no such further evidence is required to exercise such vote). All prior proxies given by any Grantor with respect to any Securities Collateral (other than to the Agent) are hereby revoked, and no subsequent proxies (other than to the Agent) will be given with respect to any Securities Collateral. THE APPOINTMENT OF THE AGENT AS PROXYHOLDER AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL THE PAYMENT IN FULL IN CASH OF THE OBLIGATIONS (IN ACCORDANCE WITH SECTION 1.2(D) OF THE CREDIT AGREEMENT).

(vi)All Distributions which are received by any Grantor contrary to the provisions of SECTION 6.2(iii) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall, subject to the ABL Intercreditor Agreement, immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(vii)Each Grantor hereby authorizes and instructs each issuer of any Securities Collateral pledged by such Grantor hereunder to (i) comply with any instruction (but subject to compliance with the notice requirements set forth in SECTION 6.2(ii), if any) received by it from the Agent that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying and shall have no duty to inquire as to the Agent’s authority to give such instruction, and (ii) upon and during the continuation of an Event of Default, when required hereby, pay any Distributions or other payments with respect to the Securities Collateral directly to the Agent.

Section 6.3Defaults, Etc. As of the Closing Date, there are no certificates (other than the Organization Documents and certificates, if any, delivered to the Agent) which evidence any certificated Pledged Securities of such Grantor.

Section 6.4Certain Agreements of Grantors As Issuers

and Holders of Equity Interests.

(i)In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii)In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity

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with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

Section 7.1Registrations. As of the date hereof, Section 7 of the Perfection Certificate (and as of any date thereafter, as such Section 7 has been updated pursuant to and in accordance with SECTION 7.7) lists (1) all (i) registered Copyrights, registered Trademarks, and issued Patents and (ii) applications for registration of Copyrights and Trademarks and applications for Patents, in each case of (i) and (ii), owned by such Grantor in its own name and registered or applied for in the United States and (2) all exclusive IP Licenses entered into by any Grantor.

Section 7.2Validity and Enforceability. Except as set forth in Section 7 of the Perfection Certificate, as of the date hereof (and as of any date thereafter, as such Section 7 has been updated pursuant to and in accordance with SECTION 7.7), and except as could not reasonably be expected to adversely impact the business of the Grantor in a material respect, all Owned Intellectual Property, including as set forth on Section 7 of the Perfection Certificate as of the date hereof (and as of any date thereafter, as such Schedule has been updated pursuant to and in accordance with SECTION 7.7) is valid and enforceable, and has not been abandoned. To each Grantor’s knowledge all registered Copyrights, registered Trademarks, and issued Patents set forth on Section 7 of the Perfection Certificate as of the date hereof (and as of any date thereafter, as such Schedule has been updated pursuant to and in accordance with SECTION 7.7) are in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect, except where noncompliance could not reasonably be expected to adversely impact the business of the Grantor in any material respect.

Section 7.3Ownership. (i) Each Grantor exclusively owns and possesses in all material respects all right, title and interest in and to the Owned Intellectual Property, and (ii) each Grantor has sufficient rights pursuant to a valid and enforceable license to all other material Intellectual Property used in, held for use in, or necessary for the operation of each Grantor’s business as currently conducted, in each case of clauses (i) and (ii), free and clear of all Liens, other than Permitted Liens. Each Grantor that is party to an IP License is in compliance in all material respects with all terms and requirements of such IP license.

Section 7.4No Infringements or Proceedings. No action or proceeding is pending against any Grantor, or, to the knowledge of such Grantor, threatened against such Grantor, challenging the validity of any Intellectual Property owned by such Grantor and material to the conduct of such Grantor’s business, or such Grantor’s ownership interest therein, which, if adversely determined, is reasonably likely to adversely impact the business of the Grantor in any material respect. To each Grantor’s knowledge, such Grantor is not currently infringing or misappropriating any Intellectual Property rights of any Person except where such infringement or misappropriation either individually or in the aggregate could not reasonably   be

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expected to adversely impact the business of the Grantor in any material respect. To each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to adversely impact the business of the Grantor in any material respect. Except as set forth in Section 7 of the Perfection Certificate, as of the date hereof (and as of any date thereafter, as such Section 7 has been updated pursuant to and in accordance with SECTION 7.7), no holding, decision or judgment has been rendered by any Governmental Authority which would affect the validity of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor and material to the conduct of any such Grantor’s business.

Section 7.5Protection of  Agent’s  Security.  On  a continuing basis, each Grantor shall, at its sole cost and expense, (i) take all reasonable and necessary steps, consistent with past practice, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except for any such steps that, individually or in the aggregate, could not be reasonably expected to result in an adverse impact on the business of the Grantors in any material respect, and (ii) not permit to lapse or become abandoned any Intellectual Property material to the conduct of business of such Grantor except as shall be consistent with commercially reasonable business judgment. Such Grantor will not do any act that uses any Intellectual Property to infringe or misappropriate the intellectual property rights of any other Person, except for any such action or omission to act that, individually or in the aggregate, could not be reasonably expected to result in an adverse impact on the business of the Grantors in any material respect.

Section 7.6No Violations or Proceedings. To each Grantor’s knowledge, on and as of the date of this Agreement, there is no material violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Section 7 of the Perfection Certificate, respectively, pledged by it under the name of such Grantor.

Section 7.7After-Acquired Property. If any Grantor shall, at any time before this Agreement shall have been terminated in accordance with SECTION 9.5(a), (i) obtain any rights to any additional Intellectual Property or exclusive copyright License (ii) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, or the filing and acceptance of a verified statement of use or an amendment to allege use with the United States Patent and Trademark Office with respect to any United States intent-to-use trademark application previously constituting Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this SECTION 7.7 with respect to such Grantor shall automatically constitute Collateral if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.

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Section 7.8Modifications. Each Grantor authorizes the Agent to modify this Agreement by amending Section 7 of the Perfection Certificate to include any Intellectual Property acquired or arising after the date hereof of such Grantor including, without limitation, any of the items listed in SECTION 7.7 hereof. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall obtain any rights to any additional any registered Copyright, issued Patent, registered Trademark or application for any of the foregoing or enter into any exclusive Copyright License pursuant to clauses (i) or (ii) of SECTION 7.7 hereof (including any of the foregoing acquired by such Grantor), such Grantor shall promptly (but in no event later than ten (10) Business Days following such act described in foregoing clauses (i) and (ii) of SECTION 7.7 occurs) notify the Agent of such exclusive Copyright License or application for registration or registration, as applicable, by delivering, or causing to be delivered to the Agent, via overnight courier, electronic mail or telefacsimile at the addresses designated in the Credit Agreement, documentation sufficient for the Agent to perfect the Agent’s Liens on such Intellectual Property (subject to the terms and limitations of this Agreement (including SECTION 3.3 hereof)). Upon the reasonable request of the Agent, such Grantor shall execute and deliver, within ten (10) Business Days (or such later date as the Agent may in its sole discretion agree) of such request, in recordable form, any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent’s Lien on any registered Copyright, issued Patent, registered Trademark or application for any of the foregoing and the goodwill and general intangibles of such Grantor relating thereto or represented thereby (subject to the terms and limitations of this Agreement (including SECTION 3.3 hereof)).

Section 7.9Litigation. Unless  there  shall  occur  and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of Intellectual Property and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property and/or bring suit in the name of any Grantor, the Agent or the other Credit Parties to enforce the Intellectual Property and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Agent, as the case may be, for all costs and expenses incurred by the Agent in the exercise of its rights under this SECTION 7.9 in accordance with SECTION 9.3 hereof. In the event that the Agent shall elect not to bring suit to enforce the Intellectual Property, each Grantor agrees, following the occurrence and during the continuation of an Event of Default, at the request of the Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

Section 7.10Third Party Consents. Each Grantor shall, following the occurrence and during the continuation of an Event of Default, upon the reasonable request of

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the Agent, use reasonable commercial efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Agent in any Collateral constituting Intellectual Property.

Section 7.11Intellectual Property Filing. Without limiting the requirements of SECTION 7.5 above, upon the reasonable request of the Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, and in any similar office or agency of the United States, any State thereof or, subject to the considerations set forth in SECTION 3.3(c), any other country or any political subdivision thereof, each Grantor shall execute and deliver to the Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence the Agent’s Lien on such Patents, Trademarks, or Copyrights owned by such Grantor, as of the Closing Date.

Section 7.12Privacy and Security Laws. Except as could not, individually or in the aggregate, reasonably be expected to adversely impact the business of the Loan Parties in any material respect, each Grantor complies with, and has complied with, all Privacy and Security Laws. Except as could not, individually or in the aggregate, reasonably be expected to adversely impact the business of the Loan Parties in any material respect, no Grantor has experienced any breach of security, phishing incident, ransomware or malware attack, or other incident in which confidential or sensitive information, payment card data, personally identifiable information, or other protected information relating to individuals was or may have been stolen or accessed, disclosed, or exfiltrated in an unauthorized manner, and no Grantor has received any written notices or complaints from any Person or been the subject of any claim or proceeding.

Section 7.13Protection of Computer Systems. Each Grantor uses commercially reasonable efforts to protect the confidentiality, integrity and security of the Computer Systems used in the operation of the business of the Loan Parties and to prevent any unauthorized use, access, interruption, or modification of the Computer Systems. Such Computer Systems (i) are sufficient for the immediate and currently anticipated future needs of the Loan Parties, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner, and (ii) are in sufficiently good working condition to effectively perform all information technology operations and include a sufficient number of license seats for all software as necessary for the operation of the business of the Loan Parties as currently conducted. In the last three (3) years, there have been no unauthorized intrusions, failures, breakdowns, continued substandard performance, or other adverse events affecting any such Computer Systems that have caused any substantial disruption of or interruption in or to the use of such Computer Systems. The Loan Parties maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities in connection with the operation of the business of the Loan Parties, act in compliance therewith, and have taken commercially reasonable steps to test such plans and procedures on a periodic basis, and such plans and procedures have been proven effective upon such testing in all material respects.

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ARTICLE VIII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

Section 8.1Legend.  Each Grantor shall legend, at the request of the Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to the Agent, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the Agent for the benefit of the Credit Parties and that the Agent has a security interest therein.

Section 8.2Collection. Each Grantor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Agent or any other Credit Party, shall be paid by the Grantors.

ARTICLE IX

REMEDIES

Section 9.1Remedies.    Upon  the  occurrence  and  during the

continuance of any Event of Default the Agent may, and at the direction of the Required Lenders, shall, from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein, under applicable Law or otherwise available to it:

(i)Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;

(ii)Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt

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by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Agent and shall promptly pay such amounts to the Agent;

(iii)Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Agent at any place or places reasonably selected by the Agent, in which event such Grantor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Agent and therewith delivered to the Agent,

(B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Time is of the essence with respect to each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 9.1. Upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;

(v)Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in SECTION 9.7 hereof;

(vi)Retain and apply the Distributions to the Secured Obligations as provided in ARTICLE VI hereof;

(vii)Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii)Exercise all the rights and remedies in the Collateral of a secured party under the UCC, and the Agent may also in its sole discretion, without notice except as specified in SECTION 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, as part of one or more going out of business sales in the Agent’s own right or by one or more agents and contractors, all as the Agent, in its sole discretion, may deem advisable, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem advisable. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon reasonable notice, the Agent shall have the right to conduct such sales on any Grantor’s premises and shall have the right to use any Grantor’s premises without charge for such sales for such time or times as the Agent may reasonably see fit. The Agent and any agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the

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sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. The Agent or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the fullest extent permitted by Law, each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

Section 9.2Notice of Sale.  Each  Grantor  acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide such Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under Law) any right to notification of sale or other intended disposition.

Section 9.3Waiver of Notice and Claims. Each Grantor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Agent’s taking possession or the Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) except as otherwise expressly provided herein, all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Agent shall not be liable for any incorrect or improper payment made pursuant to this ARTICLE IX in the absence of gross negligence, bad faith or willful misconduct. Any sale of or any other realization upon, any Collateral in accordance with this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any

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and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.

Section 9.4Certain Sales of Collateral.

(a)Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Agent shall have no obligation to engage in public sales.

(b)Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Laws, and applicable state securities Laws, the Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Laws), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Laws or under applicable state securities Laws, even if such issuer would agree to do so.

(c)If the Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor shall from time to time furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Agent as exempt transactions under the Securities Laws and the rules of the SEC thereunder, as the same are from time to time in effect.

(d)Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 9.4 will cause irreparable injury to the Agent and the other Credit Parties, that the Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every

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covenant contained in this SECTION 9.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

Section 9.5No Waiver; Cumulative Remedies.

(i)No failure on the part of the Agent to exercise, no course of dealing with respect to, and no delay on the part of the Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by Law.

(ii)In the event that the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, the Grantors, the Agent and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.

Section 9.6 Grant of License. For the purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies under this ARTICLE IX or under any other Loan Document, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense all Intellectual Property of such Grantor, and any Equipment, Real Estate or other assets now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided that, notwithstanding the foregoing, except as provided in any agreement between the Agent and the owner or licensor of such Intellectual Property, Equipment, Real Estate or other assets (including, without limitation, the Sears Tri-Party Agreement), this Agreement shall not constitute a license to use, license or sublicense, any Intellectual Property to the extent such license or sublicense is prohibited by or results in the termination of or requires any consent or waiver not obtained (after such Grantor has used commercially reasonable efforts to obtain such consent or waiver) under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Intellectual Property, except to the extent that (x) the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent or waiver is ineffective under applicable law, or (y) the contract, license, agreement, instrument or other document pursuant to which such Grantor was granted its rights to any such Intellectual Property was issued by a Subsidiary of such Grantor (and is not subject to an applicable constraint in an over-license or other agreement with a third party).

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Section 9.7Application of Proceeds.  The proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies shall be applied, together with any other sums then held by the Agent pursuant to this Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1Concerning the Agent.

(i)The Agent has been appointed as administrative agent and collateral agent pursuant to the Credit Agreement. The actions of the Agent hereunder are subject to the provisions of the Credit Agreement. The Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Agent may employ agents and attorneys-in- fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys -in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents or attorneys -in-fact. The Agent may resign and a successor Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Agent by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement, and the retiring Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Agent.

(ii)The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Agent nor any of the other Credit Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Agent or any other Credit Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(iii)The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

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(iv)In the event of a conflict between this Agreement and any other Security Document, this Agreement shall govern.

Section 10.2Agent May Perform; Agent Appointed Attorney-in-Fact.

(i)During the continuance of an Event of Default, if (1) any Grantor shall fail to perform any covenants contained in this Agreement or, with respect to covenants relating to the protection or preservation of the Collateral, in the Credit Agreement (including, without limitation, such Grantor’s covenants to (A) pay the premiums in respect of all required insurance policies hereunder, (B) pay taxes, (C) discharge Liens and (D) pay or perform any other obligations of such Grantor with respect to any Collateral) or (2) any warranty on the part of any Grantor contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby. Any and all amounts so expended by the Agent shall be paid by the Grantors in accordance with the terms of Section 10.4 of the Credit Agreement. Neither the provisions of this SECTION 10.2 nor any action taken by Agent pursuant to the provisions of this SECTION 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default.

(ii)Each Grantor hereby appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, for the purpose of carrying out the terms of this Agreement, from time to time after the occurrence and during the continuation of an Event of Default, to take any and all appropriate action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Agent reasonably deems necessary to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. Anything in this SECTION 10.2(ii) to the contrary notwithstanding, the Agent agrees that it will not exercise any right under the power of attorney provided for in this SECTION 10.2(ii) unless an Event of Default shall have occurred and be continuing.

Section 10.3 [Reserved.]

Section 10.4Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns, and (ii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Credit Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Credit Party may, subject to the provisions of the Credit Agreement, assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall

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thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise.

Section 10.5Termination; Release.

This Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate in accordance with Sections and 10.22 of the Credit Agreement.

Section 10.6Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Agent and the Grantors. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

Section 10.7Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Grantor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 10.7.

Section 10.8GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 10.9CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)EACHGRANTORIRREVOCABLYAND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE

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TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)EACHGRANTORIRREVOCABLYAND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)EACH GRANTOR AGREES THAT ANY ACTION COMMENCED BY ANY GRANTOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

(d)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER

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LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.10Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.11Execution in Counterparts; Effectiveness.

This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.12No Release. Nothing set forth in this Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Agent or any other Credit Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.

Section 10.13Intercreditor Agreement. THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT. IN THE

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EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE ABL INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE ABL INTERCREDITOR AGREEMENT SHALL GOVERN. Any reference to “priority” or words of similar effect in describing any of the security interests created hereunder shall be understood to refer to such priority as set forth in the ABL Intercreditor Agreement. In the event of any direct conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Grantors and the Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

LANDS’ END, INC., a Delaware corporation

By: /s/ James F. Gooch

Name: James F. Gooch

Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

LANDS’ END PUBLISHING, LLC., a Delaware limited liability company
LEGC, LLC, a Virginia limited liability company

By: Lands’ End, Inc., its sole member

By: /s/ James F. Gooch

Name: James F. Gooch

Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

LANDS’ END DIRECT MERCHANTS, INC., a Delaware corporation
LANDS’ END INTERNATIONAL, INC., a Delaware corporation
LANDS’ END JAPAN, INC., a Delaware corporation

By: /s/ James F. Gooch

Name: James F. Gooch

Title: President and Chief Financial Officer

[Signature Page to Guaranty and Security Agreement]

FORTRESS CREDIT CORP.,

as Agent

By: /s/ Avraham Dreyfuss

Name: Avraham Dreyfuss

Title: Chief Financial Officer

[Signature Page to Guaranty and Security Agreement]

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of _____________, is  delivered  pursuant to SECTION 4.1 of that certain Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of September 9, 2020, made by (i) LANDS’ END, INC., a Delaware corporation (the “Borrower”) and (ii) THE GUARANTORS party thereto from time to time (the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of FORTRESS CREDIT CORP., in its capacity as collateral agent for the Credit Parties, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

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PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

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INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[___________________________________________]
As Grantor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

FORTRESS CREDIT CORP., as Agent

By:
Name:
Title:

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EXHIBIT 2

GRANT OF

SECURITY INTEREST IN COPYRIGHT RIGHTS

This GRANT OF SECURITY INTEREST IN COPYRIGHT RIGHTS (this “Agreement”), effective as of ___________________, 20__ is made by the persons signatory hereto or hereafter made a party hereto (the “Grantors” and each a “Grantor”), in favor of FORTRESS CREDIT CORP., as collateral agent acting for the benefit of the Credit Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Term Loan Credit Agreement, dated as of September 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LANDS’ END, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and the Collateral Agent, the Lenders have severally agreed to make Loans and other financial accommodations to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, the Grantors and certain other affiliates of the Grantors have executed and delivered the Guaranty and Security Agreement, dated as of September 9, 2020, in favor of the Collateral Agent (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”);

WHEREAS, pursuant to the Guaranty and Security Agreement, each Grantor granted to the Collateral Agent, for the benefit of the Credit Parties, a continuing security interest in all of its Intellectual Property constituting Collateral, including the Copyrights set forth on Schedule A hereto; and

WHEREAS, pursuant to the terms of the Guaranty and Security Agreement and in furtherance thereof, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans and other financial accommodations to the Borrower pursuant to the Credit Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Credit Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit  Agreement  or  the  Guaranty  and  Security  Agreement  and  used  herein  shall  have the

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meanings given to them in the Credit Agreement or the Guaranty and Security Agreement, as applicable.

SECTION 2.  Grant of Security Interest. Each Grantor hereby pledges and grants a continuing security interest in, Grantor’s right, title and interest in, to and under all of the Copyrights owned by such Grantor and exclusive Copyright Licenses to which such Grantor is a licensee and constituting Collateral including, without limitation, those listed on Schedule A hereto, and all income, royalties, proceeds, damages and payments now and hereafter due or payable under and with respect to the foregoing, including payments under all licenses entered into in connection therewith and right to sue for damages and payments for past, present or future infringements thereof (collectively, the “Copyright Collateral”), to the Collateral Agent, for the benefit of the Credit Parties, to secure payment, performance and observance of the Secured Obligations.

SECTION 3. Purpose. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Collateral Agent, for the benefit of the Credit Parties, in connection with the Guaranty and Security Agreement and is expressly subject to the terms and conditions thereof. The Guaranty and Security Agreement (and all rights and remedies of the Collateral Agent and the Credit Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent and the Credit Parties with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Credit Agreement and the Guaranty and Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Guaranty and Security Agreement, the terms of the Guaranty and Security Agreement shall govern.

SECTION 5. Termination. This Agreement shall terminate and the Lien on and security interest in the Copyright Collateral shall be released in accordance with the terms of the Credit Agreement. Upon the termination of this Agreement, the Collateral Agent shall at Grantor’s cost and expense execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the Lien on and security interests in the Copyright Collateral granted herein.

SECTION 6. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR],
a [_______________________],
as a Grantor

By:_____________________________
Name:
Title:

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ACCEPTED:

FORTRESS CREDIT CORP.,
as the Collateral Agent

By:
Name:
Title:

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SCHEDULE A

U.S. Copyrights and Applications

Grantor	Title	Application No.	Application Date	Registration No.	Registration Date

Exclusive Copyright Licenses

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EXHIBIT 3

GRANT OF

SECURITY INTEREST IN PATENT RIGHTS

This GRANT OF SECURITY INTEREST IN PATENT RIGHTS (this “Agreement”), effective as of __________ __, 20__ is made by the persons signatory hereto or hereafter made a party hereto (the “Grantors” and each a “Grantor”), in favor of FORTRESS CREDIT CORP., as collateral agent acting for the benefit of the Credit Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Term Loan Credit Agreement, dated as of September 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LANDS’ END, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and the Collateral Agent, the Lenders have severally agreed to make Loans and other financial accommodations to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, the Grantors and certain other affiliates of the Grantors have executed and delivered the Guaranty and Security Agreement, dated as of September 9, 2020, in favor of the Collateral Agent (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”);

WHEREAS, pursuant to the Guaranty and Security Agreement, each Grantor granted to the Collateral Agent, for the benefit of the Credit Parties, a continuing security interest in all of its Intellectual Property constituting Collateral, including the Patents set forth on Schedule A hereto; and

WHEREAS, pursuant to the terms of the Guaranty and Security Agreement and in furtherance thereof, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans and other financial accommodations to the Borrower pursuant to the Credit Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Credit Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement or the Guaranty and Security Agreement and used herein shall have the meanings given to them in the Credit Agreement or the Guaranty and Security Agreement, as applicable.

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SECTION 2. Grant of Security Interest. Each Grantor hereby pledges and grants a continuing security interest in, Grantor’s right, title and interest in, to and under all of the Patents owned by such Grantor and constituting Collateral including, without limitation, those listed on Schedule A hereto, and all income, royalties, proceeds, damages and payments now and hereafter due or payable under and with respect to the foregoing, including payments under all licenses entered into in connection therewith and right to sue for damages and payments for past, present or future infringements thereof (collectively, the “Patent Collateral”), to the Collateral Agent, for the benefit of the Credit Parties, to secure payment, performance and observance of the Secured Obligations.

SECTION 3. Purpose. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent, for the benefit of the Credit Parties, in connection with the Guaranty and Security Agreement and is expressly subject to the terms and conditions thereof. The Guaranty and Security Agreement (and all rights and remedies of the Collateral Agent and the Credit Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent and the Credit Parties with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Credit Agreement and the Guaranty and Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Guaranty and Security Agreement, the terms of the Guaranty and Security Agreement shall govern.

SECTION 5. Termination. This Agreement shall terminate and the Lien on and security interest in the Patent Collateral shall be released in accordance with the terms of the Credit Agreement. Upon the termination of this Agreement, the Collateral Agent shall at Grantor’s cost and expense execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the Lien on and security interests in the Patent Collateral granted herein.

SECTION 6. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR],
a [_______________________],
as a Grantor

By:
Name:
Title:

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ACCEPTED:

FORTRESS CREDIT CORP.,
as the Collateral Agent

By:
Name:
Title:

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SCHEDULE A

U.S. Patents and Applications

Grantor	Patent	Application No.	Application Date	Patent No.	Issue Date

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EXHIBIT 4

GRANT OF

SECURITY INTEREST IN TRADEMARK RIGHTS

This GRANT OF SECURITY INTEREST IN TRADEMARK RIGHTS (this “Agreement”), effective as of __________________, 20__ is made by the persons signatory hereto or hereafter made a party hereto (the “Grantors” and each a “Grantor”), in favor of FORTRESS CREDIT CORP., as collateral agent acting for the benefit of the Credit Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Collateral Agent”).

.

W I T N E S S E T H:

WHEREAS, pursuant to the Term Loan Credit Agreement, dated as of September 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LANDS’ END, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and the Collateral Agent, the Lenders have severally agreed to make Loans and other financial accommodations to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, the Grantors and certain other affiliates of the Grantors have executed and delivered the Guaranty and Security Agreement, dated as of September 9, 2020, in favor of the Collateral Agent (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”);

WHEREAS, pursuant to the Guaranty and Security Agreement, each Grantor granted to the Collateral Agent, for the benefit of the Credit Parties, a continuing security interest in all of its Intellectual Property constituting Collateral, including the Trademarks set forth on Schedule A hereto; and

WHEREAS, pursuant to the terms of the Guaranty and Security Agreement and in furtherance thereof, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans and other financial accommodations to the Borrower pursuant to the Credit Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Credit Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit  Agreement  or  the  Guaranty  and  Security  Agreement  and  used  herein  shall  have the

KE 70621582.17

meanings given to them in the Credit Agreement or the Guaranty and Security Agreement, as applicable.

SECTION 2. Grant of Security Interest. Each Grantor hereby pledges and grants a continuing security interest in, Grantor’s right, title and interest in, to and under all of the Trademarks owned by such Grantor and constituting Collateral, including, without limitation, those listed on Schedule A hereto, and all income, royalties, proceeds, damages and payments now and hereafter due or payable under and with respect to the foregoing, including payments under all licenses entered into in connection therewith and right to sue for damages and payments for past, present or future infringements thereof (collectively, the “Trademark Collateral”), to the Collateral Agent, for the benefit of the Credit Parties, to secure payment, performance and observance of the Secured Obligations. For the avoidance of doubt, pursuant to the Guaranty and Security Agreement, it is acknowledged and agreed that any “intent-to-use” application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, or any other application for a trademark registration that would otherwise be deemed invalidated, unenforceable, cancelled or abandoned due to the grant of a Lien thereon unless and until such time as the grant of such Lien will not affect the validity of such application for trademark registration is Excluded Property and shall not be deemed Collateral or Trademark Collateral.

SECTION 3. Purpose. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent, for the benefit of the Credit Parties, in connection with the Guaranty and Security Agreement and is expressly subject to the terms and conditions thereof. The Guaranty and Security Agreement (and all rights and remedies of the Collateral Agent and the Credit Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent and the Credit Parties with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Credit Agreement and the Guaranty and Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Guaranty and Security Agreement, the terms of the Guaranty and Security Agreement shall govern.

SECTION 5. Termination. This Agreement shall terminate and the Lien on and security interest in the Trademark Collateral shall be released in accordance with the terms of the Credit Agreement. Upon the termination of this Agreement, the Collateral Agent shall at Grantor’s cost and expense execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the Lien on and security interests in the Trademark Collateral granted herein.

SECTION 6. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Signature Pages Follow]

KE 70621582.17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR],
a [_______________________],
as a Grantor

By:
Name:
Title:

KE 70621582.17

ACCEPTED:

FORTRESS CREDIT CORP.,
as the Collateral Agent

By:
Name:
Title:

KE 70621582.17

SCHEDULE A

U.S. Trademarks and Applications

Grantor	Trademark	Application No.	Application Date	Registration No.	Registration Date

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SCHEDULE I

Intercompany Notes

Intercompany Note, dated as of November 16, 2017, by the Borrower and certain subsidiaries of the Borrower as payors and payees

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SCHEDULE II

Filings, Registrations and Recordings

Uniform Commercial Code Filings

UCC-1 Financing Statements to be filed against the Grantors specified below with the Secretary of State of the jurisdiction next to such Grantor’s name:

Grantor	Jurisdiction
Lands’ End, Inc.	Delaware
Lands’ End International, Inc.	Delaware
Lands’ End Direct Merchants, Inc.	Delaware
LEGC, LLC	Virginia
Lands’ End Publishing, LLC	Delaware
Lands’ End Japan, Inc.	Delaware

Other Actions

1.Execution and delivery of Deposit Account Control Agreements as set forth on Schedule IV in form and substance reasonably satisfactory to Agent within the time period specified in the Agreement.

2.Delivery of all certificates or instruments representing or evidencing any certificated Securities Collateral, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank in form and substance reasonably satisfactory to Agent within the time period specified in Schedule 6.15 of the Credit Agreement.

3.Filings of Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, on the Closing Date, each in form and substance reasonably satisfactory to Agent.

4.Subject to Section 6.15 of the Credit Agreement, and except as contemplated in this Agreement, any other steps required for perfection of Collateral that cannot be perfected by possession or control of such Collateral or the filing of a UCC-1 financing statement in the jurisdiction in which the applicable grantor is organized or domiciled, including recording of mortgages.

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SCHEDULE III

Pledged Securities

Holder	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Lands’ End, Inc.	Lands’ End Direct Merchants, Inc.	Corporation	100	100	100%	1
Lands’ End,	Lands’ End	Corporation	Class A:	Class A:	100%	A1, A2; B1, B2
Inc.	International, Inc.		1000	1000
			Class B:	Class B:
			1000	1000
Lands’ End, Inc.	Lands’ End Publishing, LLC	Limited Liability Company	1	1	100%	Uncertificated
Lands’ End, Inc.	Lands’ End Japan KK	Corporation	9800	9800	100%1	003, 004, 005, 006, 007, 008, 009, 010, 011, 012, 013, 014,015, 016, 017
Lands’ End, Inc.	Lands’ End Canada Outfitters ULC	Unlimited Lability Company	100	100	100%	Uncertificated
Lands’ End, Inc.	LEGC, LLC	Limited Liability Company	1	1	100%	Uncertificated
Lands’ End International, Inc.	Lands’ End Japan, Inc.	Corporation	800	800	100%	1

1 A total of 6,370 shares of Lands’ End Japan KK are certificated. The remaining 3,430 shares are uncertificated as of the Closing Date.

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Holder	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Lands’ End International, Inc.	Lands’ End Europe Limited	UK Limited Corporation	7,500,000	7,500,000	100%	10, 11
Lands’ End International, Inc.	Lands’ End GmbH	Corporation	1	1	100%	Uncertificated
Lands' End International, Inc.	Lands' End (HK) Limited	Limited company	1000	1000	65%	12

2 Stock certificate to be re-cut to reflect pledge percentage. Pledge percentage subject to change pursuant to the Guaranty and Security Agreement after the six-month anniversary of the Closing Date.

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SCHEDULE IV

Deposit Account Control Agreements

Account Bank	Account Owner	Account Number
BMO Harris Bank N.A.	Lands’ End, Inc.	[omitted]
BMO Harris Bank N.A.	Lands’ End, Inc.	[omitted]
BMO Harris Bank N.A.	Lands’ End, Inc.	[omitted]
BMO Harris Bank N.A.	Lands’ End, Inc.	[omitted]
Citizens Bank, National Association	Lands’ End, Inc.	[omitted]
Citizens Bank, National Association	Lands’ End, Inc.	[omitted]
SunTrust Bank	Lands’ End, Inc.	[omitted]

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